EXHIBIT 99.1

WisdomTree Announces Second Quarter 2015 Results

Record net income up 128% year-over-year to $24.2 million or diluted EPS $0.18

Record revenues up 85% year-over-year to $81.6 million

Record U.S. pre-tax margin of 53.2%; Record consolidated pre-tax margin of 50.2%

$6.6 billion in net inflows for the quarter; $20.1 billion in first half 2015

Net inflow market share of 15.6% for the quarter

Declares $0.08 quarterly dividend

New York, NY – (GlobeNewswire) – July 31, 2015 – WisdomTree Investments, Inc. (NASDAQ: WETF), an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager today reported net income of $24.2 million for the second quarter of 2015 or $0.18 per share on a fully diluted basis. This compares to $10.6 million in the second quarter of 2014 and $12.1 million in the first quarter of 2015.

WisdomTree CEO and President Jonathan Steinberg said, “Our innovative ETF platform attracted $6.6 billion in inflows in the second quarter and more than $20 billion in the first half of the year, making WisdomTree one of the fastest-growing companies within the ETF and broader asset management industry in 2015 to date. We also delivered industry-leading operating margins and record financial results, demonstrating the increasing scale and strength of our business model.”

Mr. Steinberg continued, “I am pleased with our strong execution in the second quarter and excited about the investments and capabilities we are adding to enhance our global ETF franchise and drive future growth.”

Summary Operating and Financial Highlights

	Three Months Ended			Change From
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,
Operating Highlights	2015	2015	2014	2015	2014
U.S. listed ETFs ($, in billions):
AUM	$61.3	$55.8	$35.5	9.9%	72.7%
Net inflows	$6.6	$13.5	$0.3	(51.2%)	1,875.4%
Average AUM	$61.2	$46.4	$34.1	31.8%	79.1%
Average advisory fee	0.53%	0.52%	0.51%	+.01	+.02
Market share of U.S. industry inflows	15.6%	24.4%	0.6%	-8.8	+15.0
European listed ETPs ($, in millions):
AUM	$611.9	$334.1	$113.2	83.2%	440.4%
Net inflows	$194.6	$174.2	$17.7	11.7%	1,001.9%
Average advisory fee	0.68%	0.75%	0.82%	-.07	-.14
Financial Highlights ($, in millions, except per share amounts):
Consolidated Results:
Total revenues	$81.6	$60.1	$44.1	35.6%	84.8%
Pre-tax income	$40.9	$21.0	$20.1	94.8%	103.3%
Net income	$24.2	$12.1	$10.6	100.4%	128.0%
Diluted earnings per share	$0.18	$0.09	$0.08	$0.09	$0.10
Pre-tax margin	50.2%	35.0%	45.6%	+15.2	+4.6
U.S. listed ETFs:
Gross margin[1] (non-GAAP)	86.4%	83.2%	82.4%	+3.2	+4.0
Pre-tax margin	53.2%	38.3%	49.4%	+14.9	+3.8

[1]	Gross margin is defined as total revenues less fund management and administration expenses and third-party sharing arrangements.

Recent Business Developments

Personnel

•	On June 15, 2015, the Company named Kurt MacAlpine Executive Vice President and Head of Global Distribution

•	On July 1, 2015, the Company announced plans for a Japan office and the appointment of Jesper Koll as Chief Executive Officer of WisdomTree Japan K.K.

•	On July 23, 2015, the Company announced the expansion of its Japan Management team with the appointment of Junichi Kamitsubo as Head of Sales and Atsushi Yamamoto as Chief Compliance Officer of WisdomTree Japan K.K.

Product launches

•	On May 28, 2015, the Company launched the WisdomTree Japan Dividend Growth Fund (JDG)

•	On June 4, 2015, the Company launched the WisdomTree International Hedged SmallCap Dividend Fund (HDLS) and the WisdomTree Global ex-U.S. Hedged Dividend Fund (DXUS)

•	On June 6, 2015, the Company launched the WisdomTree Western Asset Unconstrained Bond Fund (UBND)

•	On July 9, 2015, the Company launched the WisdomTree International Hedged Equity Fund (HDWM) and the WisdomTree Barclays U.S. Aggregate Bond Enhanced Yield Fund (AGGY)

•	On July 21, 2015, the Company launched the WisdomTree Strong Dollar U.S. Equity Fund (USSD) and the WisdomTree Weak Dollar U.S. Equity Fund (USWD)

Other

•	On June 9, 2015, the Company announced the cross-listing of 2 additional ETFs on the Bolsa Mexicana de Valores: the WisdomTree Germany Hedged Equity Fund (DXGE) and the WisdomTree U.S. Dividend Growth Fund (DGRW)

•	On June 30, 2015, WisdomTree added four additional ETFs to Schwab ETF OneSource™: the WisdomTree Europe Hedged SmallCap Equity Fund (EUSC), the WisdomTree Germany Hedged Equity Fund (DXGE), the WisdomTree Japan Hedged Dividend Growth Fund (JHDG), and the WisdomTree Japan Hedged SmallCap Equity Fund (DXJS)

•	On July 1, 2015, the Company announced the WisdomTree China ex-State-Owned Enterprises Fund (CXSE), formerly the WisdomTree China Dividend ex-Financials Fund (CHXF)

•	WisdomTree Europe:

•	Listed the WisdomTree Germany Equity UCITS ETF (DXGP) – GBP hedged – in London on the London Stock Exchange on May 14, 2015; listed the WisdomTree Japan Equity UCITS ETF (DXJ) and the WisdomTree Europe Equity UCITS ETF (HEDJ) – both USD hedged—in London on the London Stock Exchange, Italy on the Borsa Italiana and Germany on the Börse Xetra on May 20, 2015, and Switzerland on the SIX Swiss Exchange on July 14, 2015; and announced it surpassed $500 Million in AUM on May 28, 2015

•	Listed four Boost ETPs in London on the London Stock Exchange on April 14, 2015; listed eight ETPs in Germany on the Börse Xetra on June 30, 2015; and listed five ETPs in Italy on the Borsa Italiana

Assets Under Management and Net Inflows

U.S. listed ETF assets under management (“AUM”) reached a record $61.3 billion at June 30, 2015, up 56.1% from December 31, 2014, primarily due to record inflows of $20.1 billion.

European listed AUM was $611.9 million, up 237.7% from $181.2 million at December 31, 2014 primarily due to $368.8 million of net inflows.

Performance

In evaluating the performance of our U.S. listed equity, fixed income and alternative ETFs against actively managed and index based mutual funds and ETFs, 90.4% of the $60.5 billion invested in our ETFs and 58% (32 of 55) of our ETFs outperformed their comparable Morningstar average since inception as of June 30, 2015.

For more information about WisdomTree ETFs including standardized performance, please click here or visit www.wisdomtree.com.

Second Quarter Financial Discussion

Revenues

Total revenues increased 84.8% from the second quarter of 2014 and 35.6% compared to the first quarter of 2015 to a record $81.6 million primarily due to higher average AUM from strong inflows. Revenues from our European listed ETPs increased to $0.9 million from $0.2 million in the second quarter of 2014 primarily due to higher inflows from the launch of WisdomTree UCITS ETFs as well as our Boost branded ETPs. The average advisory fee for our U.S. listed ETFs increased to 0.53% as compared to 0.51% for the second quarter of 2014 and 0.52% in the first quarter of 2015 due to the change in the mix of our AUM.

Margins

Gross margin for our U.S. listed ETFs, which is our total revenues less fund management and administration expenses and third party sharing arrangements, was 86.4% in the second quarter of 2015 as compared to 82.4% in the second quarter of 2014 and 83.2% in the first quarter of 2015. The increase was primarily due to higher average AUM.

Consolidated pre-tax margin was 50.2% in the second quarter of 2015. Pre-tax margin for our U.S. listed ETFs was 53.2% on average U.S. listed AUM of $61.2 billion.

Expenses

Total expenses increased 69.3% from the second quarter of 2014 and 3.8% compared to the first quarter of 2015 to $40.6 million. Included in the quarter was $2.9 million of expenses associated with our European listed ETPs.

•	Compensation and benefits expense increased 147.2% from the second quarter of 2014 to $18.7 million due to higher accrued incentive compensation due to our record setting inflow levels, increased headcount related expenses to support our growth and higher stock based compensation due to equity granted as part of incentive compensation. Included in the quarter was $1.2 million in compensation costs for employees associated with our European listed ETPs.

This expense decreased 4.8% compared to the first quarter of 2015. Payroll related taxes were higher in the first quarter due to bonus payments and employees exercising stock options.

•	Fund management and administration expense increased 43.4% from the second quarter of 2014 and 10.2% from the first quarter of 2015 to $11.2 million. This increase was primarily due to higher average AUM, inflow levels and number of ETFs. We also incurred additional costs for our European listed ETPs as a result of launching our WisdomTree UCITS ETFs in the fourth quarter of 2014. We had 75 U.S. listed ETFs and 67 European listed ETPs at the end of the quarter.

•	Marketing and advertising expense increased 33.1% from the second quarter of 2014 and 17.9% from the first quarter of 2015 to $3.6 million primarily due to higher levels of advertising related activities to support our growth.

•	Sales and business development expense increased 20.2% from the second quarter of 2014 and 9.3% from the first quarter to $2.1 million primarily due to higher spending for sales related activities for both our U.S. and European listed ETPs.

•	Professional and consulting fees decreased 12.8% from the second quarter of 2014 to $1.6 million. In the second quarter of last year, we incurred fees in connection with closing on our acquisition of Boost. This expense increased 9.6% compared to the first quarter of 2015 primarily due to headcount recruiting fees.

•	Occupancy, communication and equipment expense was essentially unchanged at $0.9 million as compared to the second quarter of 2014 and the first quarter of 2015.

•	Depreciation and amortization expense was also relatively unchanged at $0.2 million as compared to the second quarter of 2014 and first quarter of 2015.

•	Third-party sharing arrangements expense increased to $0.5 million in the second quarter of 2015 as compared to the second quarter of 2014 and first quarter of 2015 primarily due to higher fees for our marketing agents in Latin America and listing our ETFs on a third party platform.

•	Other expenses increased 29.6% from the second quarter of 2014 and 22.2% from the first quarter to $1.5 million primarily due to higher general and administrative spending.

•	Acquisition contingent payment expense was $0.3 million in the second quarter. This represents the current expense accrual for expected payments due to the former Boost shareholders related to our acquisition in April 2014 and is primarily driven by increased AUM derived from our European business.

•	Income tax expense was $16.8 million for the second quarter of 2015. The effective tax rate on our U.S. listed ETF business was 39.1% in the second quarter. The Company’s overall effective tax rate was 41.0% due to the non-deductibility of losses in our European ETP business. These losses may be recognized in the future after the European business is profitable.

Balance Sheet

As of June 30, 2015, the Company had total assets of $265.2 million which consisted primarily of cash and cash equivalents and investments of $210.5 million. There were approximately 136.3 million shares of common stock outstanding as of June 30, 2015. Fully diluted weighted average shares outstanding were 138.0 million for the second quarter.

Quarterly Dividend and Stock Buyback

The Company’s Board of Directors declared a quarterly cash dividend of $0.08 per share of the Company’s common stock. The dividend will be paid on August 26, 2015 to stockholders of record as of the close of business on August 12, 2015. In addition, during the quarter, the Company purchased approximately 62,000 shares for $1.2 million in the second quarter of 2015.

Conference Call

WisdomTree will discuss its results and operational highlights during a conference call on Friday, July 31, 2015 at 9:00 a.m. ET. The call-in number will be (877) 303-7209. Anyone outside the U.S. or Canada should call (970) 315-0420. The slides used during the presentation will be available at http://ir.wisdomtree.com. For those unable to join the conference call at the scheduled time, an audio replay will be available on http://ir.wisdomtree.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, the risks described below. If one or more of these or other risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this press release completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

In particular, forward-looking statements in this press release may include statements about:

•	anticipated trends, conditions and investor sentiment in the global markets and ETPs;

•	anticipated levels of inflows into and outflows out of our ETPs;

•	our ability to deliver favorable rates of return to investors;

•	our ability to develop new products and services;

•	our ability to maintain current vendors or find new vendors to provide services to us at favorable costs;

•	our ability to successfully expand our business into non-U.S. markets;

•	timing of payment of our cash income taxes;

•	competition in our business; and

•	the effect of laws and regulations that apply to our business.

Our business is subject to many risks and uncertainties, including without limitation:

•	Recent historical growth may not provide an accurate representation of the growth we may experience in the future, which may make it difficult to evaluate our future prospects.

•	Challenging global market conditions associated with declining prices of securities can adversely affect our business by reducing the market value of the assets we manage or causing customers to sell their fund shares and trigger redemptions.

•	Fluctuations in the amount and mix of our AUM may negatively impact revenue and operating margin.

•	We derive a substantial portion of our revenue from a limited number of products – in particular two funds, the WisdomTree Europe Hedged Equity Fund and the WisdomTree Japan Hedged Equity Fund – and, as a result, our operating results are particularly exposed to the performance of those funds, investor sentiment toward the strategies pursued by those funds and our ability to maintain the AUM of those funds.

•	Most of our AUM are held in our U.S. listed ETFs that invest in foreign securities and we therefore have substantial exposure to foreign market conditions and are subject to currency exchange rate risks.

•	We derive a substantial portion of our revenue from international hedged equity ETFs and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding monetary policy of those markets.

•	We derive a substantial portion of our revenue from products invested in securities of Japanese and European companies and are exposed to the market-specific political and economic risks, as well as general investor sentiment regarding future growth of those markets and currency fluctuations.

•	We derive a significant portion of our revenue from products invested in emerging markets and are exposed to the market-specific political and economic risks as well as general investor sentiment regarding future growth of those markets.

•	Many of our ETPs and ETFs have a limited track record, and poor investment performance could cause our revenue to decline.

•	We depend on third parties to provide many critical services to operate our business and our ETPs and ETFs. The failure of key vendors to adequately provide such services could materially affect our operating business and harm our customers.

Other factors, such as general economic conditions, including currency exchange rate fluctuations, also may have an effect on the results of our operations. For a more complete description of the risks noted above and other risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. Therefore, these forward-looking statements do not represent our views as of any date other than the date of this press release.

About WisdomTree

WisdomTree Investments, Inc., through its subsidiaries in the U.S. and Europe (collectively, “WisdomTree”), is an exchange-traded fund (“ETF”) and exchange-traded product (“ETP”) sponsor and asset manager headquartered in New York. WisdomTree offers products covering equities, fixed income, currencies, commodities and alternative strategies. WisdomTree currently has approximately $63.2 billion in assets under management globally.

WisdomTree® is the marketing name for WisdomTree Investments, Inc. and its subsidiaries worldwide.

Contact Information:
WisdomTree Investments, Inc.
Stuart Bell / Jessica Zaloom
+1.917.267.3702 / +1.917.267.3735 sbell@wisdomtree.com / jzaloom@wisdomtree.com

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			% Change From		Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,	%
	2015	2015	2014	2015	2014	2015	2014	Change
Revenues
Advisory fees	$81,320	$59,869	$43,938	35.8%	85.1%	$141,189	$86,547	63.1%
Other income	239	272	190	-12.1%	25.8%	511	501	2.0%

Total revenues	81,559	60,141	44,128	35.6%	84.8%	141,700	87,048	62.8%
Expenses
Compensation and benefits	18,669	19,601	7,551	-4.8%	147.2%	38,270	16,906	126.4%
Fund management and administration	11,208	10,168	7,818	10.2%	43.4%	21,376	16,986	25.8%
Marketing and advertising	3,628	3,076	2,726	17.9%	33.1%	6,704	5,304	26.4%
Sales and business development	2,076	1,900	1,727	9.3%	20.2%	3,976	3,028	31.3%
Professional and consulting fees	1,604	1,463	1,840	9.6%	-12.8%	3,067	3,635	-15.6%
Occupancy, communication and equipment	943	918	853	2.7%	10.6%	1,861	1,753	6.2%
Depreciation and amortization	223	220	201	1.4%	10.9%	443	393	12.7%
Third party sharing arrangements	497	283	115	75.6%	332.2%	780	125	524.0%
Acquisition contingent payment	264	257	—	2.7%	n/a	521	—	n/a
Other	1,509	1,235	1,164	22.2%	29.6%	2,744	2,306	19.0%

Total expenses	40,621	39,121	23,995	3.8%	69.3%	79,742	50,436	58.1%

Income before taxes	40,938	21,020	20,133	94.8%	103.3%	61,958	36,612	69.2%
Income tax expense/(benefit)	16,766	8,958	9,531	—	—	25,724	(4,194)	—

Net income	$24,172	$12,062	$10,602	100.4%	128.0%	$36,234	$40,806	-11.2%

Income before taxes per share - basic	$0.30	$0.16	$0.15			$0.46	$0.28
Income before taxes per share - diluted	$0.30	$0.15	$0.15			$0.45	$0.26
Net income per share - basic	$0.18	$0.09	$0.08			$0.27	$0.31
Net income per share—diluted	$0.18	$0.09	$0.08			$0.26	$0.29
Weighted average common shares - basic	135,895	134,075	131,533			134,990	131,235
Weighted average common shares - diluted	137,951	137,311	138,258			137,620	138,501

WISDOMTREE INVESTMENTS, INC.

NON-GAAP SUPPLEMENTAL CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands)

(Unaudited)

	US	European
	Listed	Listed		US Listed Business
	Business	Business	Total				% Change From
	Q2/15	Q2/15	Q2/15	Q2/15	Q1/15	Q2/14	Q1/15	Q2/14
Revenues
Advisory fees	$80,409	$911	$81,320	$80,409	$59,346	$43,753	35.5%	83.8%
Other income	238	1	239	238	234	182	1.7%	30.8%

Total revenues	80,647	912	81,559	80,647	59,580	43,935	35.4%	83.6%
Expenses
Compensation and benefits	17,437	1,232	18,669	17,437	18,475	7,026	-5.6%	148.2%
Fund management and administration	10,462	746	11,208	10,462	9,733	7,625	7.5%	37.2%
Marketing and advertising	3,256	372	3,628	3,256	2,952	2,675	10.3%	21.7%
Sales and business development	2,048	28	2,076	2,048	1,865	1,653	9.8%	23.9%
Professional and consulting fees	1,541	63	1,604	1,541	1,298	1,026	18.7%	50.2%
Occupancy, communication and equipment	889	54	943	889	847	807	5.0%	10.2%
Depreciation and amortization	221	2	223	221	219	199	0.9%	11.1%
Third party sharing arrangements	497	—	497	497	283	115	75.6%	332.2%
Acquisition contingent payment	—	264	264	—	—	—	n/a	n/a
Other	1,413	96	1,509	1,413	1,091	1,105	29.5%	27.9%

Total expenses	37,764	2,857	40,621	37,764	36,763	22,231	2.7%	69.9%

Income/(loss) before taxes	42,883	(1,945)	40,938	42,883	22,817	21,704	87.9%	97.6%
Income tax expense/(benefit)	16,785	(19)	16,766	16,785	8,987	9,873	86.8%	n/a

Net income/(loss)	$26,098	$(1,926)	$24,172	$26,098	$13,830	$11,831	88.7%	120.6%

Pretax margin	53.2%		50.2%
Gross margin	86.4%		85.6%

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED BALANCE SHEET

(in thousands, except per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$189,272	$165,284
Accounts receivable	28,652	18,176
Deferred tax asset, net	6,560	3,872
Other current assets	3,543	1,708

Total current assets	228,027	189,040
Fixed assets, net	10,274	10,356
Investments	21,247	13,990
Deferred tax asset, net	3,519	5,618
Goodwill	1,676	1,676
Other noncurrent assets	463	71

Total assets	$265,206	$220,751

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current liabilities:
Fund management and administration payable	$13,263	$9,983
Compensation and benefits payable	21,725	14,333
Accounts payable and other liabilities	5,368	5,115

Total current liabilities	40,356	29,431
Other noncurrent liabilities:
Acquisition payable	2,278	1,757
Deferred rent payable	5,183	5,278

Total liabilities	47,817	36,466

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01; 250,000 shares authorized:
issued: 137,770 and 134,959	1,377	1,350
outstanding: 136,313 and 133,445
Additional paid-in capital	227,975	209,216
Accumulated other comprehensive loss	(175)	(53)
Accumulated deficit	(11,788)	(26,228)

Total stockholders’ equity	217,389	184,285

Total liabilities and stockholders’ equity	$265,206	$220,751

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Six Months Ended
	June 30,	June 30,
	2015	2014
Cash flows from operating activities
Net income	$36,234	$40,806
Non-cash items included in net income:
Income tax expense/(benefit)	25,218	(4,194)
Depreciation and amortization	443	393
Stock-based compensation	4,952	4,045
Deferred rent	(70)	1,286
Deferred acquisition contingent payment	521	—
Accretion to interest income and other	6	(79)
Changes in operating assets and liabilities:
Accounts receivable	(10,318)	2,546
Other assets	(2,279)	(1,230)
Fund management and administration payable	3,219	(473)
Compensation and benefits payable	7,290	(9,887)
Accounts payable and other liabilities	316	(553)

Net cash provided by operating activities	65,532	32,660

Cash flows from investing activities
Purchase of fixed assets	(364)	(3,741)
Purchase of investments	(8,449)	(1,237)
Cash acquired on acquisition	—	1,349
Proceeds from the redemption of investments	1,187	803

Net cash used in investing activities	(7,626)	(2,826)

Cash flows from financing activities
Shares repurchased	(15,264)	(5,426)
Dividends paid	(21,794)	—
Proceeds from exercise of stock options	3,293	116

Net cash used in financing activities	(33,765)	(5,310)

(Decrease)/increase in cash flows due to changes in foreign exchange rate	(153)	7

Net increase in cash and cash equivalents	23,988	24,531
Cash and cash equivalents - beginning of period	165,284	104,316

Cash and cash equivalents - end of period	$189,272	$128,847

Supplemental disclosure of cash flow information
Cash paid for taxes	$356	$21

WisdomTree Investments, Inc.

Key Operating Statistics (Unaudited)

	Three Months Ended			For the Six Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
US LISTED ETFs
Total ETFs (in millions)
Beginning of period assets	55,758	39,281	33,884	39,281	34,884
Inflows/(outflows)	6,598	13,520	334	20,118	(168)
Market appreciation/(depreciation)	(1,057)	2,957	1,282	1,900	784

End of period assets	61,299	55,758	35,500	61,299	35,500

Average assets during the period	61,153	46,391	34,141	53,772	34,000
Revenue Days	91	90	91	181	181
ETF Industry and Market Share (in billions)
ETF industry net inflows	42.3	55.5	57.7	97.8	72.2
WisdomTree market share of industry inflows	15.6%	24.4%	0.6%	20.6%	0.0%
International Hedged Equity ETFs (in millions)
Beginning of period assets	33,925	17,760	12,612	17,760	13,348
Inflows/(outflows)	6,083	13,440	(502)	19,523	(514)
Market appreciation/(depreciation)	(786)	2,725	447	1,939	(277)

End of period assets	39,222	33,925	12,557	39,222	12,557

Average assets during the period	38,548	24,559	12,189	31,553	12,620
US Equity ETFs (in millions)
Beginning of period assets	9,748	9,390	7,505	9,390	7,181
Inflows/(outflows)	(320)	294	221	(26)	410
Market appreciation/(depreciation)	(183)	64	326	(119)	461

End of period assets	9,245	9,748	8,052	9,245	8,052

Average assets during the period	9,664	9,770	7,721	9,717	7,448
Emerging Markets Equity ETFs (in millions)
Beginning of period assets	6,068	6,187	6,753	6,187	7,448
Inflows/(outflows)	250	(165)	388	85	(244)
Market appreciation/(depreciation)	(74)	46	465	(28)	402

End of period assets	6,244	6,068	7,606	6,244	7,606

Average assets during the period	6,336	6,147	7,088	6,242	6,932
International Developed Equity ETFs (in millions)
Beginning of period assets	4,323	3,988	4,830	3,988	3,864
Inflows	497	188	518	685	1,330
Market appreciation/(depreciation)	9	147	(8)	156	146

End of period assets	4,829	4,323	5,340	4,829	5,340

Average assets during the period	4,790	4,111	5,135	4,450	4,741
Fixed Income ETFs (in millions)
Beginning of period assets	904	1,152	1,610	1,152	1,906
Inflows/(outflows)	67	(210)	(278)	(143)	(584)
Market appreciation/(depreciation)	(15)	(38)	44	(53)	54

End of period assets	956	904	1,376	956	1,376

Average assets during the period	929	1,018	1,435	974	1,591
Currency ETFs (in millions)
Beginning of period assets	565	599	422	599	979
Inflows/(outflows)	7	(44)	(21)	(37)	(570)
Market appreciation/(depreciation)	1	10	5	11	(3)

End of period assets	573	565	406	573	406

Average assets during the period	651	571	413	611	512
Alternative Strategy ETFs (in millions)
Beginning of period assets	225	205	152	205	158
Inflows	14	17	8	31	4
Market appreciation/(depreciation)	(9)	3	3	(6)	1

End of period assets	230	225	163	230	163

Average assets during the period	235	215	160	225	156

	Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Average ETF assets during the period
International hedged equity ETFs	63%	53%	36%	59%	37%
US equity ETFs	16%	21%	23%	18%	22%
Emerging markets equity ETFs	10%	14%	21%	12%	20%
International developed equity ETFs	8%	9%	15%	8%	14%
Fixed income ETFs	2%	2%	4%	2%	5%
Currency ETFs	1%	1%	1%	1%	2%
Alternative strategy ETFs	0%	0%	0%	0%	0%

Total	100%	100%	100%	100%	100%

Average ETF advisory fee during the period
Alternative strategy ETFs	0.95%	0.95%	0.94%	0.95%	0.94%
Emerging markets equity ETFs	0.71%	0.71%	0.67%	0.71%	0.67%
International developed equity ETFs	0.56%	0.56%	0.57%	0.56%	0.56%
International hedged equity ETFs	0.54%	0.53%	0.50%	0.53%	0.49%
Fixed income ETFs	0.52%	0.52%	0.55%	0.52%	0.55%
Currency ETFs	0.50%	0.50%	0.49%	0.50%	0.49%
US equity ETFs	0.35%	0.35%	0.35%	0.35%	0.35%

Blended total	0.53%	0.52%	0.51%	0.52%	0.51%

Number of ETFs - end of the period
International developed equity ETFs	18	17	17	18	17
International hedged equity ETFs	16	13	12	16	12
US equity ETFs	13	13	13	13	13
Fixed income ETFs	12	11	12	12	12
Emerging markets equity ETFs	8	8	7	8	7
Currency ETFs	6	6	6	6	6
Alternative strategy ETFs	2	2	2	2	2

Total	75	70	69	75	69

EUROPEAN LISTED ETPs
Total ETPs (in thousands)
Beginning of period assets	288,222	165,018	96,817	165,018
Inflows	50,331	145,381	17,658	195,712
Market appreciation/(depreciation)	44,776	(22,177)	(1,231)	22,599

End of period assets	383,329	288,222	113,244	383,329

Average ETP advisory fee during the period	0.82%	0.81%	0.82%	0.82%
Number of ETPs - end of the period	57	57	38	57
Total UCITS ETFs (in thousands)
Beginning of period assets****	45,846	16,179		16,179
Inflows	144,234	28,851		173,085
Market appreciation	38,508	816		39,324

End of period assets	228,588	45,846		228,588

Average ETP advisory fee during the period	0.44%	0.40%		0.42%
Number of ETPs - end of the period	10	6		10
U.S. headcount	117	109	92	117
European headcount	28	27	11	28

Note: Previously issued statistics may be restated due to trade adjustments

Source: Investment Company Institute, Bloomberg, WisdomTree

**** UCITS first launched October 24, 2014

Non-GAAP Financial Measurements

In an effort to provide additional information regarding our results as determined by GAAP, we also disclose certain non-GAAP information which we believe provides useful and meaningful information. The non-GAAP financial measurements included in this release include gross margin, gross margin percentage and our operating results for our US and European listed ETF businesses. Our management reviews these non-GAAP financial measurements when evaluating our financial performance and results of operations; therefore, we believe it is useful to provide information with respect to these non-GAAP measurements so as to share this perspective of management. Non-GAAP measurements do not have any standardized meaning, do not replace nor are superior to GAAP financial measurements and are unlikely to be comparable to similar measures presented by other companies. These non-GAAP financial measurements should be considered in the context with our GAAP results. We disclose gross margin as a non-GAAP financial measurement to allow investors to analyze our revenues less the direct costs paid to third parties attributable to those revenues. We disclose the results of our US listed ETF business to allow investors to better compare our results to the prior year as in April 2014, we acquired Boost ETP, a UK based ETP sponsor.

WISDOMTREE INVESTMENTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP to NON-GAAP RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended			For the Six Months Ended
	Jun. 30,	Mar. 31,	Jun. 30,	Jun. 30,	Jun. 30,
	2015	2015	2014	2015	2014
GAAP total revenue	$81,559	$60,141	$44,128	$141,700	$87,048
Fund management and administration	(11,208)	(10,168)	(7,818)	(21,376)	(16,986)
Third party sharing arrangements	(497)	(283)	(115)	(780)	(125)

Gross margin	$69,854	$49,690	$36,195	$119,544	$69,937

Gross margin	$69,854	$49,690	$36,195	$119,544	$69,937
Divide GAAP total revenue	81,559	60,141	44,128	141,700	87,048

Gross margin percentage	85.6%	82.6%	82.0%	84.4%	80.3%

US listed ETFs:
GAAP total revenue	$80,647	$59,580	$43,935	$140,227	$86,855
Fund management and administration	(10,462)	(9,733)	(7,625)	(20,195)	(16,793)
Third party sharing arrangements	(497)	(283)	(115)	(780)	(125)

Gross margin	$69,688	$49,564	$36,195	$119,252	$69,937

Gross margin percentage	86.4%	83.2%	82.4%	85.0%	80.5%